Exhibit 21.1

Subsidiaries of Bruker BioSciences Corporation

Name of Subsidiary	Jurisdiction of Incorporation
Bruker AXS Inc.	Delaware, USA
Bruker Daltonics Inc.	Delaware, USA
Bruker BioSciences Security Corp.	Massachusetts, USA
Bruker AXS GmbH	Germany
Bruker AXS KK	Japan
Bruker Nonius B.V.	The Netherlands
Bruker do Brasil Ltda.	Brazil
Bruker AXS Ltd.*	United Kingdom
Bruker AXS SA*	France
Bruker AXS SrL*	Italy
Bruker GmbH*	Austria
Bruker (Pty) Ltd.*	South Africa
Bruker AXS Pte Ltd (Singapore)	Singapore
Bruker AXS SA	Poland
Bruker Daltonics Chusik Hoesa	South Korea
Bruker BioSciences S.A.	Spain
Bruker Daltonics Ltd.	England
Bruker Daltonique S.A.	France
Bruker Daltonics K.K.	Japan
Bruker Daltonics GmbH	Switzerland
Bruker Daltonics Scandinavia AB	Sweden
Bruker Daltonik GmbH	Germany
Bruker Daltonics LTD	Canada
Bruker Daltonics S.r.l.	Italy
Bruker Daltonics Pte Ltd (Singapore)	Singapore
Bruker Daltonics Australia Pty. Ltd.	Australia
Bruker Daltonics B.V.	The Netherlands
Bruker Daltonics SPRL/BVBA	Belgium
Bruker AXS Microanalysis GmbH	Germany
Roentec UK Ltd.	United Kingdom
BSI Ltd. **	Latvia
InCoaTec GmbH ***	Germany

*                    These entities are indirect subsidiaries of Bruker AXS Inc. (“BAXS”). Each is a wholly-owned subsidiary of Bruker AXS GmbH; Bruker AXS GmbH, in turn, is a wholly-owned subsidiary of BAXS.

**             BSI Ltd (“BSI”) is an indirect subsidiary of BAXS. BSI is 75.5% owned by Bruker AXS GmbH (“BAXS DE”). BAXS DE, in turn, is a wholly-own subsidiary BAXS.

***      InCoaTec GmbH (“InCoaTec”) is an indirect subsidiary of BAXS. InCoaTec is 51% owned by BAXS DE.